                                                                    EXHIBIT 16.1


June 20, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


We have read Item 4.01(a) of Form 8-K dated June 20, 2005, of Concord Camera Corp. and are in agreement with the statements contained in the second, third, fourth and fifth paragraphs of Item 4.01(a). We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                     /s/ Ernst & Young LLP